Exhibit 2.2

Dated 5 July 2023

(1)	GoGreen Investments Corporation

(2)	Aqua Merger Sub

(3)	Lifezone Metals Limited

PLAN OF MERGER

71 Fort Street

PO Box 190

Grand Cayman KY1-1104

Cayman Islands

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THIS PLAN OF MERGER (this Plan of Merger) is dated 5 July 2023

PARTIES

(1)	GoGreen Investments Corporation, an exempted company incorporated under the laws of the Cayman Islands with registered number 373069 having its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the Merging Company);

(2)	Aqua Merger Sub, an exempted company incorporated under the laws of the Cayman Islands with registered number 396159 having its registered office at the offices of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, Grand Cayman, KY1-1106, Cayman Islands (the Surviving Company); and

(3)	Lifezone Metals Limited, a company incorporated under the laws of the Isle of Man with registered number 020550V having its registered office at Commerce House, 1 Bowring Road, Ramsey IM8 2LQ, Isle of Man (Holdings).

Recitals

(A)	The Merging Company and the Surviving Company have agreed to merge on the terms and conditions contained in a Business Combination Agreement dated as of December 13, 2022 (such agreement as it may be amended and modified from time to time, the Business Combination Agreement) between, among others, the Merging Company, the Surviving Company and Holdings in the form annexed in the Schedule to this Plan of Merger.

(B)	The board of directors of the Merging Company and the sole director of the Surviving Company deem it desirable and in the commercial interests of the Merging Company and the Surviving Company, respectively, and have approved, that the Merging Company merge with and into the Surviving Company and cease to exist, with the Surviving Company continuing as the surviving company, and that the undertaking, property and liabilities of the Merging Company and the Surviving Company shall vest in the Surviving Company (the Merger).

(C)	The Merger shall be upon the terms and subject to the conditions of (i) the Business Combination Agreement, (ii) this Plan of Merger and (iii) the provisions of Part XVI of the Companies Act (as defined below).

(D)	The shareholders of the Merging Company and the sole shareholder of the Surviving Company have authorised this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Companies Act.

(E)	Each of the Merging Company and the Surviving Company wishes to enter into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act.

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AGREED TERMS

1.	Definitions and Interpretation

1.1	Definitions

Capitalised terms used and not otherwise defined in this Plan of Merger shall have the meanings given to them under the Business Combination Agreement. In this Plan of Merger:

Companies Act	means the Companies Act (As Revised), as amended, of the Cayman Islands;

Constituent Company	means each of the Merging Company and the Surviving Company;

Effective Date	means the date on which this Plan of Merger is registered by the Registrar in accordance with Section 233(13) of the Companies Act unless, with the prior written consent of the Company, the Constituent Companies shall deliver a notice to the Registrar signed by a director of each of the Constituent Companies specifying a later date in accordance with Section 234 of the Companies Act, in which case the Effective Date shall be such later date specified in such notice to the Registrar;

Effective Time	means the time at which this Plan of Merger takes effect on the Effective Date in accordance with the Business Combination Agreement;

Existing M&A	means the memorandum and articles of association of the Surviving Company in effect immediately prior to the Effective Time;

Holdings Ordinary Shares	means the ordinary shares, with $0.0001 par value per share, of Holdings; and

Registrar	means the Registrar of Companies in the Cayman Islands.

1.2	Interpretation

The following rules apply in this Plan of Merger unless the context requires otherwise:

(a)	Headings are for convenience only and do not affect interpretation.

(b)	The singular includes the plural and the converse.

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(c)	A gender includes all genders.

(d)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(e)	A reference to any agreement, deed or other document (or any provision of it), includes it as amended, varied, supplemented, extended, replaced, restated or transferred from time to time.

(f)	A reference to any legislation (or any provision of it) includes a modification or re-enactment of it, a legislative provision substituted for it and any regulation or statutory instrument issued under it.

1.3	Schedule

The Schedule forms part of this Plan of Merger and shall have effect as if set out in full in the body of this Plan of Merger. Any reference to this Plan of Merger includes the Schedule.

2.	Plan of Merger

2.1	Company Details

(a)	The constituent companies (as defined in the Companies Act) to the Merger are the Merging Company and the Surviving Company.

(b)	The surviving company (as defined in the Companies Act) is the Surviving Company, which shall continue to be named Aqua Merger Sub.

(c)	The registered office of the Merging Company is at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(d)	The registered office of the Surviving Company is at the offices of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, Grand Cayman, KY1-1106, Cayman Islands.

(e)	Following the Effective Time, the registered office of the Surviving Company will be at the offices of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, Grand Cayman, KY1-1106, Cayman Islands.

(f)	Immediately prior to the Effective Time, the authorised share capital of the Merging Company is US$55,500 divided into 500,000,000 Class A ordinary shares of a par value of US$0.0001 each (Class A Ordinary Shares), 50,000,000 Class B ordinary shares of a par value of US$0.0001 each (Class B Ordinary Shares) and 5,000,000 preference shares of a par value of US$0.0001 each (Preference Shares), of which 28,935,000 Class A Ordinary Shares are issued, fully paid and outstanding, 6,900,000 Class B Ordinary Shares are issued, fully paid and outstanding, and no Preference Shares are issued and outstanding.

(g)	Immediately prior to the Effective Time, the authorised share capital of the Surviving Company is US$50,000 divided into 50,000 ordinary shares of a par value of US$1.00 each, of which 1 ordinary share is issued, fully paid and outstanding.

(h)	At the Effective Time, the authorised share capital of the Surviving Company shall be US$50,000 divided into 50,000 ordinary shares of a par value of US$1.00 each.

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2.2	Effective Date

It is intended that the Merger shall be effective at the Effective Time on the Effective Date.

2.3	Terms and Conditions of the Merger

(a)	The terms and conditions of the Merger, including the manner and basis of converting shares in each Constituent Company into shares in the Surviving Company or other property as provided in Section 233(5) of the Companies Act, including into Holdings Ordinary Shares, are set out in the Business Combination Agreement.

(b)	Holdings undertakes and agrees (it being acknowledged that Holdings will be the sole shareholder of the Surviving Company after the Merger) in consideration of the Merger to issue the Per Share Merger Consideration (as defined in the Business Combination Agreement) in accordance with the terms of the Business Combination Agreement.

(c)	At the Effective Time, the rights and restrictions attaching to the shares in the Surviving Company shall be as set out in the Existing M&A.

2.4	Memorandum of Association and Articles of Association

At the Effective Time, the memorandum and articles of association of the Surviving Company shall be in the form of the Existing M&A.

2.5	Directors’ Benefits

There are no amounts or benefits which are or shall be paid or payable to any director of either of the Constituent Companies or the Surviving Company, in that capacity, consequent upon the Merger.

2.6	Secured Creditors

(a)	The Merging Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

(b)	The Surviving Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

2.7	Directors of the Surviving Company

At the Effective Time, the name and address of the directors of the Surviving Company shall be as follows:

(a)	John Dowd of Commerce House, 1 Bowring Road, Ramsey, Isle of Man IM8 2LQ.

2.8	Property

At the Effective Time, the rights, the property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

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3.	Approval and Authorisation

3.1	This Plan of Merger has been approved by the board of directors of the Merging Company and the sole director of the Surviving Company pursuant to Section 233(3) of the Companies Act.

3.2	This Plan of Merger has been authorised by the shareholders of the Merging Company pursuant to Section 233(6) of the Companies Act by way of resolutions passed at an extraordinary general meeting of the Merging Company.

3.3	This Plan of Merger has been authorised by the sole shareholder of the Surviving Company pursuant to Section 233(6) of the Companies Act by way of written shareholder resolution.

4.	Amendment and Termination

4.1	At any time prior to the Effective Date, this Plan of Merger may be amended by the directors of the Constituent Companies with the prior written consent of the Company, to:

(a)	change the name of the Surviving Company;

(b)	change the Effective Date provided that the new Effective Date complies with Section 234 of the Companies Act; or

(c)	effect any other changes to this Plan of Merger which the directors of the Constituent Companies deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of the Merging Company or the Surviving Company, as determined by the directors of the Merging Company and the Surviving Company, respectively.

4.2	At any time prior to the Effective Date, this Plan of Merger may be terminated by the directors of the Constituent Companies, provided that such termination is in accordance with Article XI of the Business Combination Agreement.

4.3	If this Plan of Merger is amended or terminated in accordance with this Clause 4 after it has been filed with the Registrar but before it has become effective, the Constituent Companies shall file notice of the amendment or termination (as applicable) with the Registrar in accordance with Sections 235(2) and 235(4) of the Companies Act and shall distribute copies of such notice in accordance with section 235(3) of the Companies Act.

5.	Notices

All notices and other communications between the parties in connection with this Plan of Merger must be in writing and shall be given in accordance with section 13.1 of the Business Combination Agreement.

6.	Counterparts

This Plan of Merger may be executed in any number of counterparts (but shall not be effective until each party has executed at least one counterpart). This has the same effect as if the signatures on the counterparts were on a single copy of this Plan of Merger. Delivery of an executed counterpart of this Plan of Merger by e-mail (PDF) or facsimile shall be effective as delivery of a manually executed counterpart of this Plan of Merger.

7.	Governing Law

This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

IN WITNESS WHEREOF the Parties have duly executed this Plan of Merger on the date stated at the beginning of it.

The signatures of the parties to this Plan of Merger are situated after the Schedules to this Plan of Merger.

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Schedule 1

Business Combination Agreement

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SIGNATORIES

SIGNED for and on behalf of GoGreen Investments Corporation	) ) )	By:	/s/ John Dowd
		Name:	John Dowd
		Position:	Director

SIGNED for and on behalf of Aqua Merger Sub	) ) )	By:	/s/ John Dowd
		Name:	John Dowd
		Position:	Director

SIGNED for and on behalf of Lifezone Metals Limited	) ) )	By:	/s/ Robert Burton
		Name:	Robert Burton, for and on behalf of Mooragh (BVI) Limited
		Position:	Director

[Signature Page to Plan of Merger]

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